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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 dated October 1, 1996) and related
Prospectus of Metrocall, Inc. for the registration of 1,554,014 shares of its common stock and to the incorporation by reference therein of our report dated June 17, 1996 with respect to the financial statements of Page America Group, Inc. (New York and Chicago Operations) included in Metrocall, Inc's. Current Report on Form 8-K/A dated October 1, 1996, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP

Hackensack, New Jersey
September 26, 1996